EX-99.16.a

DIMENSIONAL ETF TRUST
POWER OF ATTORNEY
The undersigned officers and trustees of DIMENSIONAL ETF TRUST (the "Trust") hereby appoint CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, BERNARD J. GRZELAK, JAN MILLER, ERIC HALL, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Trust’s Registration Statement on Form N-14 as it relates to the reorganization of the Tax-Managed U.S. Marketwide Value Portfolio II, a series of Dimensional Investment Group Inc., with and into the Dimensional US Marketwide Value ETF, a series of the Trust, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority.  Each of the undersigned grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and trustees hereby execute this Power of Attorney as of this 29th day of December, 2021.

/s/ David P. Butler	/s/ Gerard K. O’Reilly
David P. Butler, Trustee and Co-Chief Executive Officer	Gerard K. O’Reilly, Trustee, Chairman, Co-Chief Executive Officer, and Chief Investment Officer

/s/ Reena Aggarwal	/s/ Jan Miller
Reena Aggarwal, Trustee	Jan Miller, Vice President, Chief Financial Officer, and Treasurer

/s/ George M. Constantinides	/s/ Catherine L. Newell
George M. Constantinides, Trustee	Catherine L. Newell, President and General Counsel

/s/ Douglas W. Diamond	/s/ Abbie J. Smith
Douglas W. Diamond, Trustee	Abbie J. Smith, Trustee

/s/ Darrell Duffie	/s/ Heather E. Tookes
Darrell Duffie, Trustee	Heather E. Tookes, Trustee

/s/ Lisa M. Dallmer	/s/ Ingrid M. Werner
Lisa M. Dallmer, Chief Operating Officer	Ingrid M. Werner, Trustee

/s/ Francis A. Longstaff
Francis A. Longstaff, Trustee